SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2006

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Officer Incentive Compensation Plan

                On March 8, 2006, the executive committee of our board of directors approved a cash bonus plan for certain employees for fiscal year 2006 (the “Bonus Plan”). Bonuses under the Bonus Plan may be between 40.5% and 130% of an officer’s base salary and are based on the attainment of certain financial goals. Bonuses up to 100% of such officer’s base salary will be paid in cash with the exception of the Chief Executive Officer’s bonus, which will be paid 75% in cash and 25% in restricted stock units which will have a 13 month vesting period.  Additionally any officer may elect to receive restricted stock units in lieu of the cash they are to be paid. Bonuses over 100% of such officer’s base salary will be earned upon the attainment of over 100% of the financial goals, and will be payable in restricted stock units, which will have a 13 month vesting period. Bonus Plan awards are tied to financial goals that are based upon target Net Sales and a minimum threshold of cash which the Company must retain at the end of the fiscal year.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer and Chief Financial Officer

Dated:  March 14, 2006